UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2019

DELMAR PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-37823	99-0360497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12707 High Bluff Dr., Suite 200

San Diego, CA 92130

(Address of Principal Executive Offices) (Zip Code)

Suite 720-999 West Broadway

Vancouver, British Columbia

Canada V5Z 1K5

(Former name or former address, if changed since last report)

Registrant’s telephone number, including area code: (858) 350-4364

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DMPI	The Nasdaq Capital Market

Item 8.01. Other Events.

As previously disclosed, on May 22, 2019, DelMar Pharmaceuticals, Inc. (the “Company”) received a written notice from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not in compliance with the $2,500,000 minimum stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(1) for continued listing on The Nasdaq Capital Market (the “Stockholders’ Equity Requirement”), or with any alternative standard under the Nasdaq Listing Rules.

On September 9, 2019, the Company issued a press release announcing that the Company received notification from the Nasdaq staff (the “Staff”) that the Company regained compliance with the Stockholders’ Equity Requirement based on the Company’s disclosures contained in its Form 8-K filed with the Securities and Exchange Commission on August 16, 2019. The Staff notified the Company that it has regained compliance with the Stockholders’ Equity Requirement for continued listing on The Nasdaq Capital Market and that the matter is now closed.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of DelMar Pharmaceuticals, Inc., dated September 9, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELMAR PHARMACEUTICALS, INC.

Date: September 9, 2019	By:	/s/ Scott Praill
Scott Praill
Chief Financial Officer

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